                                  Exhibit 10.48

             [Form of 10% Convertible Secured Note due May 30, 1999]

THIS CONVERTIBLE SENIOR SECURED NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH NOTE AND/OR COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                              HALSEY DRUG CO., INC.
                       Amended, Restated and Consolidated
                       10% Convertible Senior Secured Note
                               Due May 30, 1999

$[___________]                                                      No. [____]
December 2, 1998


      HALSEY DRUG CO., INC., a corporation organized under the laws of the State of New York (the "Company"), for value received, hereby promises to pay to the order of [_______________________] ("________"), a Delaware limited partnership, with its principal place of business at 610 Fifth Avenue, 5th Floor, New York, New York 10020 or registered assigns (the "Payee" or "Holder") upon due presentation and surrender of this Note, on May 30, 1999 (the "Maturity Date"), the principal amount of [_____________________________] ($__________________)
and accrued interest thereon as hereinafter provided.

      This Note was issued by the Company pursuant a certain Amended, Restated and Consolidated Bridge Loan Agreement dated the date hereof among the Company and certain persons, including the Payee, (together with the Schedules and Exhibits thereto, the "Agreement") relating to the issuance of 10% Convertible Senior Secured Notes maturing May 30, 1999 (the "Notes") in the original aggregate principal amount of $8,571,111. The holders of such Notes are referred to hereinafter as the "Holders". The Payee is entitled to the benefits of the Agreement.

Reference is made to the Agreement with respect to certain additional rights of the Payee and obligations of the Company not set forth herein. Terms that are capitalized in this Note, but not otherwise defined, shall have the meanings ascribed to them in the Agreement.

      This Note evidences the amendment and restatement, in its entirety, of Galen's share of the Original Bridge Loan, and, the consolidation of Galen's Share of the Original Bridge Loan with Galen's share of the Additional Bridge Loan. This Note does not create a novation of, nor does this Note, in any manner, diminish or extinguish the unpaid principal balance of, or the accrued interest on, the Company's indebtedness to Galen, as originally set forth in the Original Bridge Loan Agreement, and, as evidenced by the Original Notes. Such unpaid balance of, and such accrued interest on such indebtedness continues to be due and owing by the Company to Galen, as described herein, and the Company hereby reaffirms and confirms same.

                                    ARTICLE I

              PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT

            1.1 Payment of Principal and Interest. Payment of the principal and accrued interest on the principal of this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of ten percent (10%) per annum (the "Stated Interest Rate") payable to the Payee on the Maturity Date.

            1.2 Method of Payment. Both principal hereof and interest thereon are payable to the Holder at the address of the Holder above, or such other name or address as the Holder shall designate from time to time by written notice to the Company. The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check sent to the Holder's above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Note or making any notation thereon, except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Note to the Company for cancellation. Prior to any sale or other disposition of this instrument, the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of the transferee.

            1.3 Late Payments. In the event any payment of principal or interest or both shall remain unpaid for a period of ten (10) days or more, a late charge equivalent to five (5%) percent of each installment shall be charged. Interest on the indebtedness evidenced by this Note after default, or maturity accelerated or otherwise, shall be due and payable at the rate of twelve (12%) percent per annum, subject to the limitations of applicable law.

            1.4 Miscellaneous. If this Note or any installment hereof becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the rate of ten (10%) percent per annum during such extension. All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.

                                   ARTICLE II

                                    SECURITY

            2.1 The payment and performance of the Obligations of the Company under this Note are secured by liens on and security interests in and to the Collateral granted by the Company to the Lenders pursuant to a certain Amended and Restated Security Agreement dated the date hereof, and executed simultaneously herewith.

                                   ARTICLE III

                                   CONVERSION

            3.1 Conversion at Option of Holder. At any time and from time to time, until the payment in full of the outstanding principal and the accrued interest on the principal of this Note, this Note and the accrued interest thereon is convertible, in whole or in part, at the Holder's option into shares of Common Stock upon surrender of this Note, at the office of the Company, accompanied by a written notice of conversion in form reasonably satisfactory to the Company duly executed by the registered Holder or its duly authorized attorney. The outstanding principal balance of this Note is convertible into shares of Common Stock initially at a price per share of Common Stock equal to $1.3688 per share. Interest shall accrue to and include the day prior to the date of conversion, and, if any accrued interest on the principal of this Note is not converted into Common Stock , the such accrued interest shall be paid on the last day of the month during which any conversion rights are exercised. If the Holder elects to convert such accrued interest, then the conversion price is to be based on the average closing price of the Common Stock for the twenty (20) days immediately preceding the payment date of the interest as reported by the American Stock Exchange. Instead of issuing fractional shares, or a scrip representing fractional shares, an adjustment in cash will be made for any fraction of a share that would otherwise have been issuable upon the conversion of any portion of this Note. The Conversion Price is subject to adjustment as provided in Sections 3.5 and 3.7 hereof. As soon as practicable after conversion and upon the Holder's compliance with the conversion procedure described in
Section 3.3 below, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon conversion and a check for any fractional share and, if the Note is converted in part, a new Note in the principal amount equal to the principal balance remaining under this Note after giving effect to such partial conversion.

      3.2 [INTENTIONALLY LEFT BLANK]

      3.3 Registration of Transfer; Conversion Procedure. The Company shall maintain books for the transfer and registration of the Notes. Upon the transfer of any Note in accordance with the provisions of the Agreement, the Company shall issue and register the Note in the names of the new holders. The Notes shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall convert, from time to time, any outstanding Notes upon the books to be maintained by the Company for such purpose upon surrender thereof for conversion properly endorsed and, in the case of a conversion pursuant to Section 3.1 hereof, accompanied by a properly completed and executed Conversion Notice attached hereto as Attachment II. Subject to the terms of this Note, upon surrender of this Note the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Note and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Common Stock due to such Holder upon the conversion of this Note. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of this Note; provided, however, that if, at the date of surrender the transfer books of the Common Stock shall be closed, the certificates for the shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than twenty (20) days.

            3.4 Company to Provide Common Stock. In accordance with the provisions of Section 6(1)(m) of the Agreement, the Company covenants to seek the approval of its shareholders to amend its Certificate of Incorporation to increase its authorized shares from 40,000,000 to 75,000,000 shares of Common Stock. Promptly upon receipt of shareholder approval to amend its certificate of incorporation to increase its authorized shares, the Company shall reserve out of its authorized but unissued common stock a sufficient number of shares to permit the conversion of the Notes in full. The shares of Common Stock which may be issued upon the conversion of the Notes shall be fully paid and non-assessable and free of preemptive rights. The Company will endeavor to comply with all securities laws regulating the offer and delivery of the Shares upon conversion of the Notes and will endeavor to list such shares on each national securities exchange upon which the Common Stock is listed.

            3.5 Dividends; Reclassifications, etc. At any time before the earlier of (i) the exercise of conversion rights hereunder or (ii) the Maturity Date, if the Company: (i) declares or pays to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Company; or (ii) changes or divides or otherwise reclassifies its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfers its property as an entirety or substantially as an entirety to any other company or entity; or (iv) makes any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon exercising its conversion rights, the Holder thereof shall receive, in addition to or in substitution for the shares of Common Stock to which it would have otherwise been entitled upon such exercise: (i) such additional shares of stock or scrip of the Company; (ii) such reclassified shares of stock of the Company, or (iii) such shares of the securities or property of the Company resulting from transfer, or (iv) such assets of the Company, which it would have been entitled to receive had it exercised these conversion rights prior to the happening of any of the foregoing events.

            3.6 Notice to Holder. If, at any time while this Note is outstanding, the Company shall pay any dividend payable in cash or in shares of Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, shall enter into an agreement to merge or consolidate with another corporation, shall propose any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock or there shall be contemplated a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause notice thereof to be mailed to the registered Holder of this Note at its address appearing on the registration books of the Company, at least thirty (30) days before the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least thirty (30) days prior to the effective date of the merger, consolidation, reorganization, reclassification or dissolution.

            3.7 Adjustments to Conversion Price. In order to prevent dilution of the conversion rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 3.7. The Conversion Price in effect at the time of the exercise of conversion rights hereunder, shall be subject to adjustment, or further adjustment, from time to time as follows:

                  (a) If at any time after the date of issuance hereof and prior to the payment in full of the principal and the accrued interest on the principal of this Note, the Company shall grant or issue any shares of Common Stock, or grant or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities") or any combination whatsoever of Common Stock or Convertible Securities, other than:

                        (i) shares issued in a transaction described in subsection (b) of this Section 3.7; or

                        (ii) shares issued, subdivided or combined in transactions described in Section 3.5 if and to the extent that the number of shares of Common Stock received upon conversion of this Note shall have been previously adjusted pursuant to Section 3.5 as a result of such issuance, subdivision or combination of such securities;

for a consideration per share which is less than the Conversion Price in effect immediately prior to such issuance or sale, then the Conversion Price, and thereafter upon each issuance or sale for a consideration per share which is less than the Conversion Price in effect immediately prior to such issuance or sale, the Conversion Price shall, simultaneously with such issuance or sale, be adjusted, so that the Conversion Price immediately prior to such issuance or sale, shall be reduced to the consideration received by the Company for each share of Common Stock in such issuance.

            Upon each adjustment of the Conversion Price pursuant to this subsection (a), the total number of shares of Common Stock into which this Note shall be convertible shall be such number of shares (calculated to the nearest tenth) purchasable at the Applicable Conversion Price multiplied by a fraction, the numerator of which shall be the Applicable Conversion Price in effect immediately prior to such adjustment and the denominator of which shall be the conversion price in effect immediately after such adjustment.

                  (b) Anything in this Section 3.7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in connection with:

                        (i) the grant, issuance or exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Company's Board of Directors and approved by the Company's shareholders, as may be amended from time to time, or under any other bona fide employee benefit plan hereafter adopted by the Company's Board of Directors; or

                        (ii) the grant, issuance or exercise of any Convertible Securities in connection with the hire or retention of any officer, director or key employee of the Company, provided such grant is approved by the Company's Board of Directors; or

                        (iii) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of December 2, 1998 (exclusive of any subsequent amendments thereto).

                  (c) For the purpose of subsection 3.7(a), the following provisions shall also be applied:

                        (i) In case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensation or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

                        (ii) In the case of the issuance of Convertible Securities, the consideration received by the Company therefor shall be deemed to be the amount of cash, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company upon conversion of such Convertible Securities.

                        (iii) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accrued value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

                        (iv) In case of the issuance of additional shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for such Common Stock shall be deemed to be the consideration received by the Company for such obligations or shares so converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensation incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in connection with such conversion or exchange other than a payment in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchange shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares, received by the Company upon such conversion or exchange shall be determined in the same manner as provided in paragraphs (i) and (ii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

                  (d) Upon any adjustment of any Conversion Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Note, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            3.8 Reorganization of the Company. If the Company is a party to a merger or other transaction which reclassifies or changes its outstanding Common Stock, upon consummation of such transaction this Note shall automatically become convertible into the kind and amount of securities, cash or other assets which the Holder of this Note would have owned immediately after such transaction if the Holder had converted this Note at the Conversion Price in effect immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the person obligated to issue securities or deliver cash or other assets upon conversion of this Note shall execute and deliver to the Holder a supplemental Note so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided in this Article 3. The successor Company shall mail to the Holder a notice describing the supplemental Note.

            If securities deliverable upon conversion of this Note, as provided above, are themselves convertible into the securities of an affiliate of a corporation formed, surviving or otherwise affected by the merger or other transaction, that issuer shall join in the supplemental Note which shall so provide. If this section applies, Section 3.5 does not apply.

                                   ARTICLE IV

                                  MISCELLANEOUS

            4.1 Default. Upon the occurrence of any one or more of the Events of Default specified or referred to in the Agreement or in the other documents or instruments executed in connection therewith, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement.

            4.2 Collection Costs. In the event that this Note shall be placed in the hands of an attorney for collection by reason of any Event of Default hereunder, the undersigned agrees to pay reasonable attorney's fees and disbursements and other reasonable expenses incurred by the Holder in connection with the collection of this Note.

            4.3 Rights Cumulative. The rights, powers and remedies given to the Payee under this Note shall be in addition to all rights, powers and remedies given to it by virtue of the Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

            4.4 No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Note, the Agreement, any documents or instruments executed in connection therewith or otherwise available to the Payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

            4.5 Amendments in Writing. No modification or waiver of any provision of this Note, the Agreement or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by the Payee, and any such modification or waiver shall apply only in the specific instance for which given.

            4.6 Governing Law. This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York, without reference to its choice of law principles, wherein it was negotiated and executed, and the undersigned consents and agrees that the State and Federal Courts which sit in the State of New York, County of New York shall have exclusive jurisdiction of all controversies and disputes arising hereunder.

            4.7 No Counterclaims. The undersigned waives the right to interpose counterclaims or set-offs of any kind and description in any litigation arising hereunder and waives the right in any litigation with the Payee (whether or not arising out of or relating to this Note) to trial by jury.

            4.8 Successors. The term "Payee" and "Holder" as used herein shall be deemed to include the Payee and its successors, endorsees and assigns.

            4.9 Certain Waivers. The Company hereby waives presentment, demand for payment, protest, notice of protest and notice of non-payment hereof.

            4.10 Stamp Tax. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Common Stock issuable upon the conversion of this Note; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable for of any transfer involved in the issuance or delivery of any certificates for the Common Stock in a name other than that of the Holder for which such Common Stock is issued, and in such case the Company shall not be required to issue or deliver any certificate for the Common Stock until the person requesting the same has paid to the Company the amount of such tax or has established, to the Company's satisfaction, that such tax has been paid.

            4.11 Mutilated, Lost, Stolen or Destroyed Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, mutilated, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

            4.12 Maintenance of Office. The Company covenants and agrees that so long as this Note shall be outstanding, it will maintain an office or agency in New York (or such other place as the Company may designate in writing to the holder of this Note) where notices, presentations and demands to or upon the Company regarding of this Note may be given or made.

            IN WITNESS WHEREOF, Halsey Drug Co., Inc. has caused this Note to be signed by its President and to be dated the day and year first above written.

ATTEST [SEAL]                             HALSEY DRUG CO., INC.


___________________________________       By:___________________________________
                                                  Michael Reicher
                                                  Chief Executive Officer

                                  ATTACHMENT I

                                   Assignment

            For value received, the undersigned hereby assigns to ________________________, subject to the provisions of Section 11.13 of the Agreement, $_________________ principal amount of the Amended, Restated and Consolidated 10% Convertible Senior Secured Note due May 30, 1999 evidenced hereby and hereby irrevocably appoint _______________ attorney to transfer the Note on the books of the within named corporation with full power of substitution in the premises.


Dated:


In the presence of:



_________________________________________

                                  ATTACHMENT II

                                CONVERSION NOTICE

                  TO:   HALSEY DRUG CO., INC.


            The undersigned holder of this Note hereby irrevocably exercises the option to convert $_________________ principal amount of such Note and/or $______________________ amount of accrued interest on the principal of such Note (which may be less than the stated amount of principal thereof or accrued interest thereon) into shares of Common Stock of Halsey Drug Co., Inc., in accordance with the terms of such Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Note, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Note, the undersigned will pay all transfer taxes payable with respect thereto.


                                        Name and Address of Holder



                                        Signature of Holder


         Principal amount of Note to be converted $

      Amount of accrued interest on the principal
                      of the Note to be converted $

         If shares are to be issued otherwise then to the Holder:



____________________________________
Name of Transferee
                                        Address of Transferee





                                        Social Security Number of Transferee